Exhibit 99

                                                                                NATIONAL FUEL GAS
                                                                        CONSOLIDATED STATEMENT OF INCOME
                                                                                   (UNAUDITED)

                                                                               Twelve Months Ended
                                                                                     March 31
                                                        ------------------------------------------------------------------

                                                                          2002                       2001
                                                                             (Thousands of Dollars)

INCOME
Operating Revenues                                                        $ 1,519,340              $ 1,935,931
                                                                   -------------------          ---------------

Operating Expenses
             Purchased Gas                                                    519,419                  940,272
             Fuel Used in Heat and Electric Generation                         50,290                   55,451
             Operation                                                        358,841                  344,713
             Maintenance                                                       21,010                   22,344
             Property, Franchise and Other Taxes                               72,118                   81,403
             Impairment of Oil and Gas Producing Properties                   180,781                        -
             Depreciation, Depletion and Amortization                         180,973                  155,668
             Income Taxes - Net                                                 7,747                  100,429
                                                                   -------------------          ---------------
                                                                            1,391,179                1,700,280
                                                                   -------------------          ---------------

Operating Income                                                              128,161                  235,651
Other Income                                                                    8,626                   14,705
                                                                   -------------------          ---------------
Income Before Interest Charges and Minority
       Interest in Foreign Subsidiaries                                       136,787                  250,356
                                                                   -------------------          ---------------

Interest Charges
             Interest on Long-Term Debt                                        86,872                   74,518
             Other Interest                                                    16,450                   35,367
                                                                   -------------------          ---------------
                                                                              103,322                  109,885
                                                                   -------------------          ---------------

Minority Interest in Foreign Subsidiaries                                      (1,095)                    (924)
                                                                   -------------------          ---------------

Net Income Available for Common Stock                                        $ 32,370                $ 139,547
                                                                   ===================          ===============

Basic Earnings Per Common Share:                                               $ 0.41                   $ 1.77
                                                                   ===================          ===============

Diluted Earnings Per Common Share:                                             $ 0.40                   $ 1.74
                                                                   ===================          ===============

Weighted Average Common Shares Outstanding:
             Used in Basic Calculation                                     79,405,595               78,664,176
                                                                   ===================          ===============
             Used in Diluted Calculation                                   80,705,746               79,978,800
                                                                   ===================          ===============